Registration No. 33-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549


FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933


CRAY RESEARCH, INC.
(Exact name of registrant as specified in its charter)

           Delaware                                39-1161138
(State or other jurisdiction of     (I.R.S. Employer Identification No.)
 incorporation or organization)

655A Lone Oak Drive
Eagan, Minnesota  55121
(Address of Principal Executive Offices) (Zip Code)

1989 EMPLOYEE BENEFIT STOCK PLAN
(Full title of the plan)

JOHN F. CARLSON
Chairman of the Board and Chief Executive Officer
Cray Research, Inc.
655A Lone Oak Drive
Eagan, Minnesota  55121
(Name and address of agent for service)

(612) 452-6650
(Telephone number, including area code, of agent for service)

Copy to:

DEAN R. EDSTROM
Doherty, Rumble & Butler
Professional Association
3500 Fifth Street Towers
150 South Fifth Street
Minneapolis, Minnesota  55402-4235
(612) 340-5575

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------
Title of                         Proposed Max.  Proposed Max.
Securities     Amount            Offering       Aggregate        Amount of
to be          to be             Price          Offering         Registra.
Registered     Registered        Per Share      Price            Fee
- --------------------------------------------------------------------------
Common Stock,
$1.00 par
 value(1)      779,000 shrs(2)  $21.125(3)     $16,456,375(3)    $5,675
- --------------------------------------------------------------------------

(1)  With Common Share Purchase Rights attached.

(2) The 1989 Employee Benefit Stock Plan authorizes the issuance of 4,000,000 shares of Common Stock, plus a number of shares equal to 3% of the total outstanding shares of Common Stock as of the first day of each calendar year beginning in 1992, such increases to be cumulative. A total of 5,579,000 shares of Common Stock have previously been registered pursuant to four Registration Statements on Form S-8, Registration Nos. 33-25858, 33-33374, 33-49396 and 33-62410. 779,000 shares were added to the Plan in 1994 as a consequence of the described provisions.

(3) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Registrant's shares of Common Stock on the New York Stock Exchange as reported by The Wall Street Journal. On August 22, 1994, the average of the high and low prices was $21.125.
- --------------------------------------------------------------------------

	In accordance with Rule 429, the prospectus used in connection with this Registration Statement also relates to the Registrant's Registration Statements on Form S-8, Registration Nos. 33-25858, 33-33374, 33-49396 and 33-62410.

PROSPECTUS




CRAY RESEARCH, INC.



6,358,000 SHARES


of


COMMON STOCK
($1.00 par value)
(With Common Share Purchase Rights Attached)









Offered as set forth herein to eligible employees of

CRAY RESEARCH, INC.

and participating subsidiaries

pursuant to the

1989 EMPLOYEE BENEFIT STOCK PLAN




	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




The date of this Prospectus is August 24, 1994

TABLE OF CONTENTS

                                                            Page

Available Information                                         3
Description of the Plan                                       4
Tax Information                                              12
Outstanding Stock Plans                                      15
Indemnification for Securities Act Liabilities               16
Experts                                                      16
Legal Opinions                                               16
Incorporation of Certain Documents by Reference              16

_____________________

AVAILABLE INFORMATION

  Cray Research, Inc. (the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices in New York (7 World Trade Center, 13th Floor, New York, New York 10048) and Chicago (Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such material can also be obtained from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Certain securities of the Company are listed on the New York Stock Exchange. Such reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

  The Common Share Purchase Rights are subject to a Rights Agreement dated as of May 15, 1989, between the Company and Norwest Bank Minnesota, N.A., Rights Agent. A copy of the Rights Agreement may be obtained upon written request to the Investor Relations Department, Cray Research, Inc., 655A Lone Oak Drive, Eagan, Minnesota 55121.

  A copy of the Company's most recent Annual Report to Stockholders and any information that has been incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information) will be promptly furnished, without charge, upon written or oral request to the Investor Relations Department, Cray Research, Inc., 655A Lone Oak Drive, Eagan, Minnesota 55121 (telephone number (612) 452-6650).

______________________

  No person has been authorized to give any information or make any representations other than as contained herein in connection with the offer described in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized. This Prospectus does not constitute an offer in any state in which such offer may not be lawfully made.

  The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

DESCRIPTION OF THE PLAN


  The 1989 Employee Benefit Stock Plan (the "Plan"), was adopted by the Board of Directors of the Company on September 7, 1988 and approved by the Company's stockholders on May 16, 1989. The Plan provides for the issuance to selected management and other key employees of the Company and its subsidiaries of shares of authorized but unissued or reacquired $1.00 par value Common Stock of the Company (and Common Share Purchase Rights attached thereto) ("Common Stock"). The Board of Directors of the Company amended the Plan on January 25, 1990, to increase the number of shares authorized for issuance under the Plan, which amendment was approved by the stockholders of the Company on May 15, 1990. The Board of Directors of the Company further amended the Plan on January 22 and March 26, 1992 to increase further the number of shares authorized for issuance under the Plan and to make other amendments to the Plan, which amendments were approved by the stockholders of the Company on May 14, 1992.

  The 1992 amendments increased the number of shares authorized for issuance under the Plan from 4,000,000 shares to a number determined by adding to such 4,000,000 shares a number of shares equal to 3% of the total outstanding shares of Common Stock as of the first day of each calendar year beginning in 1992, such increases to be cumulative, provided that no more than 9,000,000 shares shall be cumulatively available for the grant of incentive stock options under the Plan. As a result of the amendments, 798,000 shares were added to the Plan effective in 1992, 781,000 shares were added to the Plan effective in 1993 and 779,000 shares were added to the Plan effective in 1994 (representing 3% of the total outstanding shares of Common Stock on January 1, 1992, January 1, 1993 and January 1, 1994, respectively) for a total of 6,358,000 shares authorized and reserved for issuance under the Plan.

  The shares reserved for issuance under the Plan will be issued to participating employees through the grant by the Company to, and exercise by, participating employees of either incentive or nonstatutory stock options and through stock grants and grants of restricted stock.

  The Plan will remain in existence for ten years and will terminate on September 7, 1998 unless all of the shares authorized for issuance under the Plan have been issued before that date. The Plan is not subject to any of the provisions of the Employment Retirement Income Security Act of 1974, nor is it qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

  The Company was incorporated as a Delaware corporation on April 6, 1972. Its principal executive offices are located at 655A Lone Oak Drive, Eagan, Minnesota 55121, and its telephone number is (612) 452-6650.

  The descriptions contained herein of the Plan and the Stock Option Agreements and Restricted Stock Award Agreements thereunder do not purport to be complete, and reference is made to the Plan and the particular agreements thereunder, and any amendments thereto, for a full statement of the terms and provisions thereof.

  This Prospectus relates to Registration Statements on Form S-8 which the Company has filed with the Securities and Exchange Commission in connection with shares being registered for issuance under the Plan. For further information about the Company, reference is made to such Registration Statements and accompanying exhibits.


Purpose of the Plan

  The purpose of the Plan is to provide a means whereby the Company may be able to attract and retain persons of ability and to motivate them to advance the interests of the Company.

  It is intended that some of the options granted under the Plan will constitute "incentive stock options" as defined in Section 422 of the Code. Employees who are granted incentive stock options will be entitled to certain favorable income tax advantages described more fully under "Tax Information" below. The remaining options granted under the Plan will be "nonstatutory options"; that is, options not qualifying for favorable tax treatment under Section 422 or other similar provisions of the Code.


Shares Subject to the Plan

  A total of 6,358,000 shares of authorized but unissued or reacquired Common Stock of the Company is currently authorized for issuance under the Plan; provided, however, that in each calendar year during any part of which the Plan is effective commencing in 1992 the total number of shares authorized will be increased by a number of shares equal to three percent (3%) of the total outstanding shares of Common Stock as of the first day of such year, such increases to be cumulative. No more than 9,000,000 shares shall be cumulatively available for the grant of incentive stock options under the Plan. If any option expires or terminates without having been exercised in full, the unacquired shares will be available for future grants.


Administration of the Plan

  The Plan is administered by the Compensation and Development Committee of the Board of Directors of the Company (the "Committee"), which is comprised of at least two disinterested persons not eligible to participate under the Plan. The Committee has full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. On August 24, 1994, the Committee had as its members:
Lawrence E. Eaton, Catherine M. Hapka, Philip G. Heasley, Robert G. Potter and Jan H. Suwinski. The Committee members are selected by and serve at the pleasure of the Board of Directors of the Company. The address of each Committee member is c/o Cray Research, Inc., 655A Lone Oak Drive, Eagan, Minnesota 55121.

Eligibility

  The Plan provides that incentive and/or nonstatutory options may be granted and stock grants or grants of restricted stock may be made to any management or other key employee of the Company and its subsidiaries who the Committee determines has contributed, or in the future may reasonably be anticipated to contribute, materially to the success of the Company. The Committee has complete discretion in determining which employees should be granted options or stock and the number of shares covered by each option or grant, taking into consideration such factors, including any recommendations of the Chief Executive Officer of the Company, as it deems relevant to select and motivate employees of ability to advance the interests of the Company. Only employees of the Company and its subsidiaries are eligible to be granted options or to receive stock grants or grants of restricted stock under the Plan.

  Additional eligibility restrictions are imposed by law in connection with the grant of incentive stock options under the Plan. The Code requires that the aggregate fair market value (determined at the time an incentive stock option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all of the Company's stock option plans may not exceed $100,000. An employee is also not eligible to receive an incen-tive stock option under the Plan if immediately before the option is to be granted the employee owns, directly or constructively through Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company. These eligibility restrictions do not pertain to nonstatutory options granted under the Plan or to stock grants or grants of restricted stock.


Option Price and Term

  The option price per share for options granted under the Plan is equal to 100% of the "fair market value" of the subject shares on the date the option is granted. "Fair market value" will be established by the Committee at a price equal to the closing market price for a share of Common Stock on the New York Stock Exchange on the date of grant. Should the Committee in the future determine that this method of establishing exercise prices for both incentive and nonstatutory options is not reflective of the full fair market value of the Company's Common Stock, it may determine the fair market value through such alternative measure or means as it may in good faith determine to be then appropriate.

  Unless otherwise determined by the Committee, options are exercisable after one year from the date of grant in four successive annual 25% cumulative installments. Unless otherwise specified by the Committee, options granted prior to May 1992 expire seven years from the date of grant if unexercised, and options granted in May 1992 or thereafter will expire ten years from the date of grant. The options will become immediately exercisable in full in the event of a Change of Control of the Company. See "Change of Control" and "Tax Information" below.

Options outstanding at the time of the termination of the Plan remain in effect until they are exercised or expire in accordance with their terms. See "Exercise of Options."


Exercise of Options

  Options may be exercised, in whole or in part, by delivering to the Company a written notice specifying the number of shares desired to be purchased and accompanied by payment for the full purchase price of the
shares to be acquired.   At the election of the employee, the option price
may be paid in cash and/or by delivery of certificate(s), duly endorsed for transfer of shares of the Company's Common Stock already held by the employee. In addition, the Employee may deliver a notice of exercise and simultaneously sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by an appropriate officer of the Company, using the proceeds from such sale as payment of the exercise price. The Plan satisfies the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, thereby entitling officer employees to exercise options through a sale of previously acquired shares to the Company without violating the short swing profit restrictions found in Section 16(b) of the Act.

  Any shares sold to the Company in payment of the option price will be valued at the closing price of such shares on the New York Stock Exchange (or other appropriate market price) on the last business day preceding the exercise date. Any fractional share not required for payment of the option price will be paid for by the Company in cash.

  Options granted under the Plan are nontransferable. Options held by an employee may be exercised only by the employee and only while an employee of the Company or a parent or subsidiary of the Company and only if continuously so employed since the options were granted; provided, however, that:

(i) Unless the Committee establishes provisions to the contrary, in the event of the death of an employee options held will become immediately exercisable, without regard to any vesting requirements or periods by employee's estate and will remain exercisable until the expiration of the Option.

(ii) In the event of termination due to disability of an employee, options held will become immediately exercisable, without regard to any vesting requirements or periods, and may be exercised not later than the earlier of the date the options expire or one year after the date employment ceases by reason of disability.

(iii) In the event of retirement at or after the age of 55, options held by an employee on the last date of service will become immediately exercisable, without regard to any vesting requirements or periods, and may be exercised not later than the earlier of the date the options expire or two years after the date of retirement.

(iv) Any absence on leave approved by the Company shall not be deemed a termination or interruption of employment for the purposes of the Plan.

  In the event an employee terminates employment for any other reason, all options held shall expire. Except as otherwise provided, in no event shall any Option be exercisable at any time after its expiration date, provided, that on a case-by-case basis, the Committee may, in its sole discretion, accelerate the schedule of the time or times when an Option granted under this Plan may be exercised or extend the period for exercise to a time after the expiration date.

  If an employee exercises an incentive stock option more than three months after the termination of the employee's employment with the Company due to retirement as specified above, the incentive stock option will be treated as a nonstatutory option for tax purposes. See "Tax Information" below.

  No holder of an option acquires rights as a stockholder with respect to the shares covered by his or her option until such shares have been issued upon exercise of the option.

Option Agreement

  Each option granted under the Plan will be evidenced by a Stock Option Agreement executed by the Company and the employee and subject to the terms and conditions set forth in the Plan and any other terms and conditions that may be prescribed by the Committee. Each Stock Option Agreement will indicate whether the option granted is an incentive stock option or a nonstatutory option. Except in the case of the adjustments of shares described below, neither the Committee nor the Board of Directors may alter or impair any option previously granted to an employee under the Plan without his or her consent.


Stock Grants

  The Committee may award stock grants to employees for up to 50 shares of Common Stock of the Company per calendar year. Employees receiving stock grants will be entitled to all of the rights and privileges in the shares as of the date on which the award is made.

Grants of Restricted Stock

  The Committee may grant restricted stock to an employee. The Committee will determine the employees to whom grants of restricted stock will be made, the number of shares to be awarded, the length of the restricted period, if any, the performance and/or employment conditions under which the restricted stock may be forfeited to the Company, the purchase price, if any, to be paid for the restricted stock, and any other restrictions.

  The terms of each award of restricted stock will be set forth in a written award agreement. Certificates representing the shares granted will be legended as to sale, transfer, assignment, pledge or other encumbrances during the restricted period and will be deposited with the Company by the employee, together with a stock power endorsed in blank. Such certificates will be held in the custody of the Company until the restricted period expires or until all restrictions thereon otherwise lapse.

  Subject to the restrictions imposed, employees who receive restricted stock will have all rights as stockholders with respect to such shares, including the right to vote and receive dividends and other distributions.

  The award agreement may provide, or the Committee may subsequently determine in its discretion, that, in the case of death, disability or other special circumstances, any or all applicable restrictions may be waived.

  Except as otherwise provided, no shares of restricted stock shall be sold, exchanged, transferred, pledged or otherwise disposed of during the restricted period.

  When restrictions have lapsed, the restrictive legend shall be removed and a new certificate representing the shares shall be delivered to the employee. The Committee may, in its sole discretion, modify or cancel the restrictions imposed on restricted stock or otherwise accelerate the vesting of shares of restricted stock.

  Restricted stock outstanding at the time of termination of the Plan shall remain subject to the restrictions imposed at the time of grant until the restricted period expires or until all conditions with respect thereto otherwise lapse or are satisfied.


Change of Control

  The Plan provides for certain effects upon a Change of Control (hereinafter defined) of the Company. If a Change of Control of the Company occurs which, in the opinion of the Company's independent certified public accountants may not be accounted for under generally accepted accounting principles as a "pooling of interests", then from and after the Change of Control Date (hereinafter defined) all outstanding options shall be exercisable in full. The Committee may, in its discretion, declare restrictions applicable to shares of restricted stock to lapse in similar circumstances. A "Change of Control" of the Company would include (a) a business combination, which means: (i) a consolidation or merger pursuant to which more than 75% of the Company's voting stock is transferred to different holders, (ii) more than 75% of the assets of the Company are disposed of, or (iii) the Company dissolves or liquidates or effects a partial liquidation involving more than 75% of its assets; (b) the acquisition by any person as beneficial owner of 30% or more of the combined voting power of the Company; or (c) a change in the composition of the Board of Directors of the Company, as a result of which fewer than a majority of the directors are incumbent directors. The "Change of Control Date" is the date as of which a Change of Control shall be deemed by resolution of the Board of Directors of the Company to have occurred.

If incentive stock options are accelerated due to a Change of Control with the result that incentive stock options for more than $100,000 of stock become exercisable for the first time during any calendar year, the incentive stock options pertaining to stock in excess of $100,000 will be treated as nonstatutory options. See "Tax Information" below.


Adjustment of Shares

  In the event there is any change in the outstanding number of shares of Common Stock of the Company by reason of any recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Common Stock of the Company, the number of shares authorized for the Plan will be adjusted and appropriate equitable share and exercise price adjustments in outstanding options will be made by the Committee to prevent dilution or enlargement of rights. Any additional shares of Common Stock or other securities or property issued in respect of outstanding shares of restricted stock in such event shall be issued subject to the same restrictions applicable to the shares of restricted stock in respect of which they are issued.


Restrictions on Resale of Shares

  If an employee sells, exchanges or otherwise disposes of shares acquired upon exercise of an incentive stock option within two years of the date of the grant, or one year after the date of exercise, he or she is required to notify the Company promptly in writing and disclose the amount of gain or loss resulting from the sale, exchange or other disposition of the shares. This reporting requirement does not apply to any shares sold that were acquired upon exercise of a nonstatutory option. See "Tax Information" below.

  Officers and directors of the Company, and certain members of their families and others who may be deemed to be "affiliates" of the Company under the Securities Act of 1933, may be required to comply with the requirements and limitations imposed by Rule 144 of the Securities and Exchange Commission promulgated under the Securities Act of 1933, by
Section 16(b) of the Securities Exchange Act of 1934. All employees are required to comply with "insider" trading restrictions generally in connection with resales of the shares received under the Plan.


Amendments to the Plan

  The Board of Directors, without the approval of the stockholders of the Company, may amend the Plan in any manner it deems advisable and in the best interests of the Company. The Board of Directors may not, however, without stockholder approval, increase the maximum number of shares subject to the Plan or restrict the class of management and other key employees eligible to be awarded stock grants, restricted stock or options under the Plan.

TAX INFORMATION

  This Prospectus does not make representations concerning specific individual tax consequences because the tax result of an option exercise and subsequent stock sale, or a stock grant, will vary depending upon each employee's particular facts. Employees are urged to consult with their personal tax advisors concerning federal, state and local income tax consequences of grants and exercises of options under the Plan.

  Incentive stock options granted under the Plan are treated differently
for income tax purposes than nonstatutory options.   General discussion of
the federal tax treatment for both types of option is presented in this section.

  Incentive Stock Options - Payment of Exercise Price in Cash.
An employee will in most cases realize no taxable income and the Company will not be entitled to a compensation deduction at either the date of the grant or exercise of an incentive stock option. The excess of the stock's date of exercise fair market value less the exercise price, however, constitutes tax preference income to the employee which may result in an alternative minimum tax. If an employee exercises an incentive stock option more than three months after the termination of the employee's employment with the Company (one year in the case of disability), the incentive stock option will be treated as a nonstatutory option for tax purposes.

  If the employee sells or otherwise disposes of the stock following expiration of the "statutory holding period," he or she will realize the difference between disposition proceeds and the stock's exercise price as long-term capital gain or loss in the year of disposition. The statutory holding period is the later of (i) one year after the date of exercise; or
(ii) two years after the date of grant.

  If the employee sells or otherwise disposes of his or her stock acquired upon exercise of an incentive stock option prior to meeting the statutory holding period requirements (a "disqualifying disposition"), all or a portion of any gain will be treated as ordinary income to the employee and the Company will be entitled to deduct an equal amount as compensation expense. The amount of ordinary income realized is the lesser of (i) the stock's date of exercise fair market value less the stock's exercise price; or (ii) the gain on the sale (the amount realized less the exercise price). The excess, if any, of the date of sale fair market value over the date of exercise fair market value will be treated as long-term capital gain if the stock was held for more than one year; otherwise it will be short-term capital gain.

  If the employee realizes an amount upon a subsequent sale of his or her option shares that is less than the exercise price or other tax basis of the shares, the resulting loss will be a short or long-term capital loss depending upon the capital asset holding periods stated above.

  Incentive Stock Options - Payment of Exercise Price with
Stock.  The exercise of an incentive stock option by payment in shares of

Common Stock previously owned by the employee will generally have the same tax consequences as described above.

  However, under the "pyramiding" rules, a taxable disposition of shares will occur upon the exercise of an incentive stock option if the payment shares were acquired pursuant to an earlier exercise of an incentive stock option and those shares have not been held for the statutory holding period. The deposition will be treated as a "disqualifying disposition" with tax results as described above.

  A taxable pyramiding will not occur if the payment stock was acquired pursuant to the exercise of a nonstatutory option or if the statutory holding period has expired for payment stock acquired upon a prior exercise of an incentive stock option.

  Employees should also be aware of the following tax items even if the payment stock has been held for the statutory holding period:

(1) If the stock acquired upon exercise of an incentive stock option is sold prior to expiration of the statutory holding period, the capital gain or loss holding period for this stock is considered to have commenced on the date an equal number of payment shares were acquired.

(2) The tax basis of the payment stock becomes the tax basis for an equal number of incentive stock option shares for purposes of determining capital gain or loss on disposition of the new stock. The tax basis of any additional stock acquired upon exercise will be zero. If the statutory holding period is not met, the payment stock's basis will be increased to the fair market value on the date the option was exercised or such other amount taxable to the employee as ordinary income.

(3) If basis is allocated between payment stock and additional stock, proposed regulations under Section 422A provide that a disqualifying disposition of stock transferred pursuant to the exercise will be a disqualifying disposition of stock with the lowest basis.

Nonstatutory Options. There will be no federal income tax consequences to the employee or the Company when an option is granted, provided the option does not have a readily ascertainable fair market value. The Company believes that the options granted under the present Plan will not have such a value at the date of grant.

  Upon the exercise of a nonstatutory option, the employee will realize ordinary income equal to the stock's date of exercise fair market value less the option price. The Company will be entitled to a deduction equal to the employee's ordinary income and is required to withhold taxes on this amount.

  An employee will realize capital gain or loss upon any subsequent sale or disposition of stock equal to the difference between the amount realized and the stock's date of exercise fair market value. The capital gain or loss will be long-term if the stock has been held for more than one year; otherwise, it will be a short-term gain or loss.

  Different rules apply to the timing of income recognition if the employee is an officer or director subject to the insider trading rules of
Section 16(b) of the Securities Exchange Act of 1934. This would occur only if an option is granted without the normal requirement that exercise cannot occur within one year of the grant.

  Generally no gain or loss will be realized on previously acquired stock used in payment upon exercise of a nonstatutory option. The acquisition date of the payment stock is substituted as the capital gain holding period commencement date for an equal number of new shares. Any additional stock acquired upon exercise will use the exercise date as the capital gain holding period commencement date.

  The tax basis of the payment stock will be substituted as the tax basis of an equal number of shares acquired upon exercise of the option. The tax basis of additional shares acquired upon exercise will be equal to the total taxable income realized by the employee plus any cash paid.

  If the payment shares were acquired through the exercise of incentive stock options and the stock has not been held for the statutory holding period, no gain or loss is realized on the payment shares. Instead, an equal number of new shares acquired upon exercise of the option assume the payment shares' tax characteristics. If the new shares are held for the balance of the payment stock's statutory holding period, any gain on dispo-sition (sale proceeds less the payment share's original exercise price) will be long-term capital gain.

  Stock Grants. Employees receiving a stock grant will realize ordinary income in the amount of the fair market value of the stock on the date the stock is transferred. The Company will correspondingly be entitled to a tax deduction in the same amount, which will also be the employee's tax basis in the stock. Gain realized from any subsequent sale of shares ori-ginally acquired by an employee through a stock grant will be taxed at long-term capital gain rates if the shares were held for more than one year and at short-term rates if held for a shorter period of time. Similarly, any loss realized from a subsequent sale of shares will be treated as a long-term loss if the shares were held for longer than one year and otherwise as a short-term loss.

  Restricted Stock. Employees receiving grants of restricted stock will normally not be required to recognize income for federal or state income tax purposes at the time the shares of restricted stock are transferred nor will the Company be entitled to a tax deduction at that time. When the restrictions lapse or are satisfied with respect to any shares of restricted stock, the employee holding such stock will be required to recognize ordinary income based on the fair market value of the stock on the date that the restrictions lapse or are satisfied. However, if an employee receiving restricted stock elects to accelerate recognition of income under Section 83(b) of the Code by filing an appropriate election within thirty days of the transfer of the restricted stock, the employee will be deemed to have received ordinary income in an amount equal to the fair market value of the shares on the date of transfer. In that case, the employee will not be entitled to a deduction if the restricted stock is subsequently forfeited due to a failure to satisfy the restrictions applicable to the stock. Dividends received on restricted stock before the restrictions lapse or are satisfied will be taxed as ordinary income to the employee. Upon the recognition of income by the employee, the Company will be entitled to a deduction in an equal amount only if the Company withholds income tax on such amount pursuant to
Section 3402 of the Code.

  Gain realized on a sale of shares of stock with respect to which restrictions have previously lapsed or been satisfied will be taxed at long-term capital gain rates if the shares have been held for more than one year after the date that the employee recognized income with respect to the receipt of the stock and at short-term rates if held for a shorter period of time. Similarly, any loss realized from such a sale of shares will be treated as a long-term loss if the shares were held for longer than one year since the date of income recognition and otherwise as a short-term loss.


OUTSTANDING STOCK PLANS

  In addition to the Plan to which this Prospectus pertains, the Company also presently has an Annual Incentive Award Plan for the benefit of its management and key employees. Management and key employees, other than officer and director employees, are also eligible to participate with other Company employees in the 1981 Qualified Stock Purchase Investment Plan. Non-employee directors of the Company are eligible to participate in the 1989 Non-Employee Directors' Stock Option Plan.


INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

  Article VIII of the Company's Bylaws provides that the Company "shall indemnify its officers, directors, employees and agents to the extent permitted by the General Corporation Law of Delaware and shall advance expenses to its officers and directors to the extent permitted thereunder." Section 145 of the Delaware General Corporation Law provides broad authority for such indemnification. Further, there is in effect an officers' and directors' insurance policy providing indemnity coverage to the Company and its officers and directors.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

EXPERTS

  The consolidated financial statements and schedules of the Company as of December 31, 1992 and 1993 and for each of the years in the three-year period ended December 31, 1993 incorporated by reference herein and elsewhere in the Registration Statement have been incorporated herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the Registration Statement in reliance upon their report and said authority.


LEGAL OPINIONS

  Legal matters in connection with this offering have been passed upon for the Company by Doherty, Rumble & Butler Professional Association, 3500 Fifth Street Towers, 150 South Fifth Street, Minneapolis, Minnesota 55402-4235.


INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed, and to be filed, with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:
(a) The Company's latest Annual Report on Form 10-K filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, which contains, either directly or by incorporation by reference, audited financial statements for the year ended December 31, 1993, the Company's latest fiscal year for which such statements have been filed.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Annual Report referred to in paragraph (a) above.

(c) The Company's definitive Proxy Statement dated March 31, 1994 filed pursuant to Section 14 of the Securities Exchange Act of 1934 in connection with its Annual Meeting of Stockholders to be held on May 17, 1994.

(d) The descriptions of the Common Stock and Common Share Purchase Rights contained in the Company's registration statements filed pursuant to
Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such descriptions.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of any post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of their filing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.  Exhibits

 5 - Opinion of Doherty, Rumble & Butler Professional Association, with respect to the legality of the securities to be issued pursuant to the 1989 Employee Benefit Stock Plan.

24.1 - Consent of KPMG Peat Marwick LLP, independent auditors.

24.2 - Consent of Doherty, Rumble & Butler Professional Association, counsel to the Company (included in Exhibit 5).

28.1 - 1989 Employee Benefit Stock Plan, as amended.*

28.2 - Form of Incentive Stock Option Agreement utilized under the 1989 Employee Benefit Stock Plan.**

28.3 - Form of Nonstatutory Option Agreement utilized under the 1989 Employee Benefit Stock Plan.**

28.4 - Form of Restrictive Stock Award Agreement utilized under the 1989 Employee Benefit Stock Plan.**

28.5 - Form of Performance Shares Award Agreement utilized under the 1989 Employee Benefit Stock Plan.

*  Incorporated by reference to Registration Statement No. 33-62410.

**  Incorporated by reference to Registration Statement No. 33-49396.

Item 9.  Undertakings

 (a) The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to which information in the registration statement; Provided, however, That paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, and the State of Minnesota, on this 23rd day of August, 1994.


CRAY RESEARCH, INC.



By    /s/ JOHN F. CARLSON
   John F. Carlson
   Chairman of the Board and
   Chief Executive Officer


 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities, and on the dates, indicated. Each person whose signature to the Registration Statement appears below hereby appoints John F. Carlson and Michael J. Lindseth, or either of them, as his attorney-in-fact with full power to act alone, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities to sign on his behalf, individually and in the capacity stated below, and to file any and all amendments and post-effective amendments to this Registration Statement, which amendment or amendments may make such changes and additions as such attorney-in-fact may deem necessary or appropriate.


Signature                     Title                        Date


  /s/ JOHN F. CARLSON         Chairman of the Board,       August 23, 1994
John F. Carlson               Chief Executive Officer
                              (Principal Executive
                              Officer) and Director

  /s/ MICHAEL J. LINDSETH
Michael J. Lindseth           Chief Financial Officer      August 23, 1994
                              (Principal Financial
                              Officer)

  /s/ CHARLES T. ROEHRICK
Charles T. Roehrick           Corporate Controller         August 23, 1994
                              (Principal Accounting
                              Officer)



  /s/ LESTER T. DAVIS         Director                     August 23, 1994
Lester T. Davis



  /s/ LAWRENCE E. EATON       Director                     August 23, 1994
Lawrence E. Eaton



  /s/ CATHERINE M. HAPKA      Director                     August 23, 1994
Catherine M. Hapka



  /s/ PHILIP G. HEASLEY       Director                     August 23, 1994
Philip G. Heasley



  /s/ ROBERT G. POTTER        Director                     August 23, 1994
Robert G. Potter



  /s/ ANDREW SCOTT            Director                     August 23, 1994
Andrew Scott



  /s/ JAN H. SUWINSKI         Director                     August 23, 1994
Jan H. Suwinski

EXHIBIT INDEX

EXHIBITS FILED AS PART OF THE REGISTRATION STATEMENT ON FORM S-8 OF CRAY RESEARCH, INC. FOR THE 1989 EMPLOYEE BENEFIT STOCK PLAN.

                                                                 Page

 5  - Opinion of Doherty, Rumble & Butler
      Professional Association, with respect to
      the legality of the securities to be issued
      pursuant to the 1989 Employee Benefit
      Stock Plan                                                   9

24.1 - Consent of KPMG Peat Marwick LLP, independent auditors     12
24.2 - Consent of Doherty, Rumble & Butler Professional
       Association, counsel to the Company (included
       in Exhibit 5)                                               9

28.1 - 1989 Employee Benefit Stock Plan, as amended*               _

28.2 - Form of Incentive Stock Option Agreement
       utilized under the 1989 Employee Benefit Stock Plan**       _

28.3 - Form of Nonstatutory Option Agreement
       utilized under the 1989 Employee Benefit Stock
       Plan**                                                      _

28.4 - Form of Restrictive Stock Award Agreement
       utilized under the 1989 Employee Benefit Stock
       Plan**                                                      _

28.5 - Form of Performance Shares Award Agreement
       utilized under the 1989 Employee
       Benefit Stock Plan                                         14

* Incorporated by reference to Registration Statement No. 33-62410.

** Incorporated by reference to Registration Statement No. 33-49396.

Exhibit 5

August 23, 1994

Cray Research, Inc.
655A Lone Oak Drive
Eagan, MN  55121

Re:  Cray Research, Inc.
     1989 Employee Benefit Stock Plan

Gentlemen:

  We are acting as special counsel for Cray Research, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 779,000 shares of common stock, $1.00 par value (with related Common Share Purchase Rights) (collectively, the "Common Stock", issuable pursuant to the Company's 1989 Employee Benefit Stock Plan (the "Plan"). A Registration Statement on Form S-8 has been prepared for filing under the Act.

  In connection with the offering of the Common Stock, we have examined originals or copies submitted to us that we have assumed are genuine, accurate and complete, of all such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company, and other documents we have deemed necessary or appropriate to require as the basis for the opinions hereinafter expressed. As to various questions of fact material to this opinion, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

  Based and relying solely upon the foregoing, it is our opinion that when the 779,000 shares of the Common Stock, or any portion thereof, are issued pursuant to and in accordance with the Plan, such shares will be validly issued, fully paid and nonassessable.

  This opinion may be filed as an exhibit to the above-referenced Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Opinions" in the prospectus included in the Registration Statement as having passed upon the validity of the issuance of the Common Stock. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

DOHERTY, RUMBLE & BUTLER
PROFESSIONAL ASSOCIATION

By:
Dean R. Edstrom

Exhibit 24.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors and
Stockholders of Cray Research, Inc.:


  We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Prospectus included in this Registration Statement on Form S-8.



KPMG PEAT MARWICK LLP

Minneapolis, Minnesota
August 23, 1994

Exhibit 28.5

CRAY RESEARCH, INC.

PERFORMANCE SHARES AWARD AGREEMENT


  THIS AGREEMENT, made this ____________ day of __________, 199__, by and between Cray Research, Inc., a Delaware corporation (the "Company"), and _________________ ("Employee").

  The Cray Research, Inc. 1989 Employee Benefit Stock Plan (the "Plan") permits the Company to award shares of its Common Stock to the Employee on the restricted basis set forth herein.

  Accordingly, in consideration of the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1. Award of Performance Shares

  The Company hereby awards to the Employee _________ shares of its Common Stock, subject to the restrictions set forth in the Plan and herein (the "Performance Shares"). Upon satisfaction of the conditions for the termination of the restrictions set forth in the Plan and herein, the restrictions shall lapse and the Performance Shares shall vest in the Employee free of any restrictions. In the event the conditions for the termination of such restrictions are not satisfied, the Performance Shares shall be forfeited to the Company and shall be surrendered to and cancelled by the Company.

2.  Vesting and Forfeiture

(a) The Performance Shares shall vest in the Employee free of the restrictions in the Plan and herein at the end of the applicable period (the "Restricted Period") set forth in Section 3 hereof and upon satisfaction of the conditions for release or lapse of other restrictions contained in the Plan or herein. In the event that the conditions for release or lapse of the restrictions are not satisfied with respect to any Performance Shares, such shares shall be forfeited, and all rights of the Employee in such Performance Shares (and to other securities and other property, other than cash dividends, distributed with respect to such shares) shall terminate.

(b) Upon satisfaction of the conditions for release of restrictions applicable to any Performance Shares, the Company shall issue a certificate representing such shares and deliver the certificate to the Employee free of any restriction, subject to any applicable federal or state securities laws or other laws.

3.  Restrictions

  The Performance Shares shall be forfeited to the Company in the event that the conditions set forth in Exhibit A hereto are not fulfilled. Such conditions are cumulative, and failure to satisfy any condition shall be sufficient to cause the Performance Shares to be forfeited.

4.  General Conditions Applicable to Performance Shares

(a) Performance Shares may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of until the shares vest and are issued free of any restriction.

(b) A certificate or certificates evidencing the Performance Shares awarded hereby shall be prepared and registered in the name of the Employee but shall be held in the custody of the Company until all conditions for the termination of restrictions thereon are satisfied. Prior to issuance of the Performance Shares, Employee shall deliver to the Company a stock power or stock powers endorsed in blank relating to the Performance Shares sufficient to permit the Company to transfer the Performance Shares to it or to cancel the Performance Shares.
Certificates issued with respect to the Performance Shares shall bear a restrictive legend in substantially the following form:

  The transferability of this certificate and the shares represented hereby are subject to the terms and conditions (including forfeiture) contained in the Cray Research, Inc. 1989 Employee Benefit Stock Plan and a Performance Shares Agreement entered into between the registered owner and Cray Research, Inc. Copies of such Plan and Agreement are on file in the offices of Corporate Secretary of Cray Research, Inc. The shares represented by this certificate may not be sold, exchanged, transferred, pledged or otherwise disposed of without the prior written consent of the Company.

  When Performance Shares vest and are issued free of any restrictions, the Employee's certificate(s) being held by the Company shall be delivered to the Employee and the above restrictive legend shall be removed therefrom subject only to such further restrictive legend, if any, as may be required under the then applicable securities laws.

(c) Any additional shares of Common Stock or other securities or property issued in respect of outstanding Performance Shares shall be issued subject to the same restrictions applicable to the Performance Shares in respect of which they are issued.

(d) In the event of forfeiture of any Performance Shares, any additional shares of Common Stock or other securities or property (other than cash dividends) distributed with respect to such Performance Shares shall be forfeited as well and the Company shall be entitled to have any and all certificates and other instruments evidencing such Performance Shares and other securities and property transferred to it or cancelled.

(e) If, prior to vesting of Performance Shares in accordance with the above performance goals or forfeiture thereof, a Change of Control (as defined in the Plan) of the Company occurs which, in the opinion of the Company's independent certified public accountants may not be accounted for under generally accepted accounting principles as a "pooling of interests", then, effective upon the Change of Control Date (as so defined), all Performance Shares to which the Employee is then entitled to hold shall vest immediately. The committee of the Board of Directors of the Company which administers the Plan may make such provision as it deems equitable respecting the continuance of the restrictions contained herein on any Performance Shares held by the Employee during an approved leave of absence.

5.  Rights of a Stockholder

  The Employee to whom such Performance Shares has been awarded shall have all of the rights and privileges of a stockholder and owner as of the date on which the Performance Shares are awarded, including (i) the right to vote the Performance Shares and (ii) the right to receive all dividends or other distributions paid or made with respect to the Performance Shares; provided, however, that all distributions with respect to Performance Shares (with the exception of cash dividends) shall be deposited with the Company and held during the Restricted Period and shall be subject to forfeiture in accordance with the Plan and this Agreement to the same extent as the Performance Shares in respect of which such shares of Common Stock or securities or other property were issued.

6.  Miscellaneous

(a) The Performance Shares are awarded pursuant to the Plan and are subject to its terms. A copy of the Plan is available to the Employee upon request.

(b) This Agreement shall not confer on the Employee any right with respect to continuance of employment at any time.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first set forth above.

CRAY RESEARCH, INC.



By ___________________________
Its __________________________

EMPLOYEE



______________________________
Signature                Date